EXHIBIT 99.2

FORM OF NOTICE OF AWARD GRANT FOR THE 2013 EQUITY INCENTIVE PLAN

THE DIGITAL DEVELOPMENT GROUP CORP.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of The Digital Development Group Corp., a Nevada corporation (the "Company"):

Optionee:
Grant Date:
Vesting Commencement Date:
Exercise Price:	$ per share
Number of Option Shares:	$ shares of Common Stock
Expiration Date:
Type of Option:	. Incentive Stock Option
. Non-Statutory Stock Option
Date Exercisable:	Immediately Exercisable
Vesting Schedule:

For purposes of the Option, the term "Service" shall mean the provision of services to the Company (or any Subsidiary or Affiliate) by a person in the capacity of an employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the Option Agreement.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the 2013 Equity Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A (the "Option Agreement").

Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B (the "Purchase Agreement").  Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C .

At the request of the Company, Optionee shall execute and deliver an Investment Representation Letter in the form attached hereto as Exhibit D.

REPURCHASE RIGHTS . OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

At Will Employment.     Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

Definitions.     All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:                          , 20__.

OPTIONEE:	COMPANY:
The Digital Development Group Corp.
Signature: __________________________	By:
Printed Name: ______________________	Title:

Address: ___________________________
___________________________________

Attachments :

Exhibit A—Stock Option Agreement

Exhibit B—Stock Purchase Agreement

Exhibit C—2013 Equity Incentive Plan

Exhibit D – Investment Representation Letter

____________________________________________________________________________________________________________

EXHIBIT A

STOCK OPTION AGREEMENT

____________________________________________________________________________________________________________

EXHIBIT B

STOCK PURCHASE AGREEMENT

____________________________________________________________________________________________________________

EXHIBIT C

2013 EQUITY INCENTIVE PLAN

____________________________________________________________________________________________________________

EXHIBIT D

INVESTMENT REPRESENTATION LETTER

NON-EXEMPT EMPLOYEE

UNDER FAIR LABOR STANDARDS ACT

THE DIGITAL DEVELOPMENT GROUP CORP.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of The Digital Development Group Corp., a Nevada corporation (the "Company"):

Optionee:
Grant Date:
Vesting Commencement Date:
Exercise Price:	$ per share
Number of Option Shares:	$ shares of Common Stock
Expiration Date:
Type of Option:	. Incentive Stock Option
. Non-Statutory Stock Option
Date Exercisable:	The Option shall become exercisable for all the Option Shares upon the Optionee's completion of six (6) months of Service measured from the Grant Date.
Vesting Schedule:

For purposes of the Option, the term "Service" shall mean the provision of services to the Company (or any Subsidiary or Affiliate) by a person in the capacity of an employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the Option Agreement.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the 2013 Equity Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A (the "Option Agreement").

Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B (the "Purchase Agreement"). Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C .

At the request of the Company, Optionee shall execute and deliver an Investment Representation Letter in the form attached hereto as Exhibit D.

REPURCHASE RIGHTS . OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

At Will Employment.     Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

Definitions.     All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:                          , 20

OPTIONEE:	COMPANY:
The Digital Development Group Corp.
Signature: __________________________	By:
Printed Name: ______________________	Title:

Address: ___________________________
___________________________________

Attachments :   Exhibit A—Stock Option Agreement , Exhibit B—Stock Purchase Agreement , Exhibit C—2013 Equity Incentive Plan

____________________________________________________________________________________________________________

EXHIBIT A

STOCK OPTION AGREEMENT

____________________________________________________________________________________________________________

EXHIBIT B

STOCK PURCHASE AGREEMENT

____________________________________________________________________________________________________________

EXHIBIT C

2013 EQUITY INCENTIVE PLAN

____________________________________________________________________________________________________________

EXHIBIT D

INVESTMENT REPRESENTATION LETTER

THE DIGITAL DEVELOPMENT GROUP CORP.

STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (the "Agreement") is made and entered into this  ______ day of ________________, 20__, by and between The Digital Development Group Corp., a Nevada corporation (the "Company"), and              ("Optionee").

RECITALS

        A.    The Board has adopted the 2013 Equity Incentive Plan (the "Plan") pursuant to which Optionee has been granted an option to acquire shares of Common Stock as specified in a Notice of Grant of Stock Option (the "Grant Notice").

        B.    Optionee desires to exercise his or her option to purchase some or all of the option shares (as specified in the Grant Notice).

        C.    Capitalized terms used but not otherwise defined in this Agreement have the respective meanings specified in the Plan and the Grant Notice.

ARTICLE I

EXERCISE OF OPTION

        Section 1.1     Exercise.     Optionee hereby purchases  _________ shares of Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted Optionee on ________________, 20__ (the "Grant Date") to purchase up to  ______________ shares of Common Stock (the "Option Shares") under the Plan at the exercise price of $ _________ per share (the "Exercise Price").

        Section 1.2     Payment.     Concurrently with the delivery of this Agreement to the Company, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Stock Option Agreement attached as Exhibit A to the Grant Notice (the "Option Agreement") and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I ) with respect to the Purchased Shares.

        Section 1.3     Stockholder Rights.     Until such time as the Company exercises the Repurchase Right or the First Refusal Right, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles II and III.

ARTICLE II

SECURITIES LAW COMPLIANCE

        Section 2.1     Restricted Securities.     The Purchased Shares have not been registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is acquiring the Purchased Shares for investment purposes only and not with a view to resale and is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

        Section 2.2     Restrictions on Disposition of Purchased Shares.     Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

        (a)   Optionee shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

        (b)   Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

        (c)   Optionee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

        The Company shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

        For purposes of this Agreement "Permitted Transfer" shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Company's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee's will or the laws of inheritance following Optionee's death or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

        Section 2.3     Restrictive Legends.     The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

        "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a "no action" letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Company that registration under such Act is not required with respect to such sale or offer."

        "The shares represented by this certificate are subject to certain repurchase rights and rights of first refusal granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated  _____________, 2012 between the Company and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Company's principal corporate offices."

ARTICLE III

TRANSFER RESTRICTIONS

        Section 3.1     Restriction on Transfer.     Except for any Permitted Transfer, Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right (as defined below). In addition, Purchased Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the First Refusal Right (as defined below) or the Market Stand-Off (as defined below).

        Section 3.2     Transferee Obligations.     Each person (other than the Company) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right, (ii) the First Refusal Right and (iii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Optionee.

        Section 3.3     Market Stand-Off.

        (a)   In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company's initial public offering, Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee (collectively, "Owner") shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days, and the Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two (2) years after the effective date of the Company's initial public offering.

        (b)   Owner shall be subject to the Market Stand-Off provided and only if the officers and directors of the Company are also subject to similar restrictions.

        (c)   Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

        (d)   In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

ARTICLE IV

REPURCHASE RIGHT

        Section 4.1     Grant.     The Company is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date Optionee ceases for any reason to remain in Service or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the lower of (i) the per share Exercise Price or (ii) the Fair Market Value per share of Common Stock on the date of Optionee's cessation of Service (the amount determined pursuant to clause (i) or (ii), as applicable, being referred to herein as the "Repurchase Price") any or all of the Purchased Shares in which Optionee is not, at the time of his or her cessation of Service, vested in accordance with the vesting schedule specified in the Grant Notice (the "Vesting Schedule") applicable to those shares or the special vesting acceleration provisions of Section 4.6 of this Agreement (such shares to be hereinafter referred to as the "Unvested Shares").

        Section 4.2     Exercise of the Repurchase Right.     The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the sixty (60)-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased, the Repurchase Price to be paid per share and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Company on the closing date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Company shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Repurchase Price for the Unvested Shares which are to be repurchased from Owner.

        Section 4.3     Termination of the Repurchase Right.     The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 4.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Optionee vests in accordance with the Vesting Schedule. All Purchased Shares as to which the Repurchase Right lapses shall, however, remain subject to (i) the First Refusal Right and (ii) the Market Stand-Off.

        Section 4.4     Aggregate Vesting Limitation.     If the Option is exercised in more than one increment so that Optionee is a party to one or more other Stock Purchase Agreements (the "Prior Purchase Agreements") which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which Optionee would otherwise at the time be vested, in accordance with the Vesting Schedule, had all the Purchased Shares (including those acquired under the Prior Purchase Agreements) been acquired exclusively under this Agreement.

        Section 4.5     Recapitalization.     Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Purchased Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the Repurchase Price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Company's capital structure; provided, however, that the aggregate Repurchase Price shall remain the same.

        Section 4.6     Change in Control.     The Repurchase Right shall automatically terminate in its entirety, and all the Purchased Shares shall vest in full, immediately prior to the consummation of any Change in Control.

ARTICLE V

RIGHT OF FIRST REFUSAL

        Section 5.1     Grant.     The Company is hereby granted the right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares in which Optionee has vested in accordance with the provisions of Article IV. For purposes of this Article V the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner, but shall not include any Permitted Transfer.

        Section 5.2     Notice of Intended Disposition.     In the event any Owner of Purchased Shares in which Optionee has vested desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter referred to as the "Target Shares"), Owner shall promptly (i) deliver to the Company written notice (the "Disposition Notice") of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles II and III.

        Section 5.3     Exercise of the First Refusal Right.     The Company shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Company shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Company.

        Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Company cannot agree on such cash value within ten (10) days after the Company's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Company or, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Company. The closing shall then be held on the later of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

        Section 5.4     Non-Exercise of the First Refusal Right.     In the event the Exercise Notice is not given to Owner prior to the expiration of the twenty-five (25)-day exercise period, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Articles II and III. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Article II and Section 3.3, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Article II and Section 3.3. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

        Section 5.5     Partial Exercise of the First Refusal Right.     In the event the Company makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Company delivered within five (5) business days after Owner's receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

        (a)   sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Section 5.4, as if the Company did not exercise the First Refusal Right; or

        (b)   sale to the Company of the portion of the Target Shares which the Company has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section 5.3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

        Owner's failure to deliver timely notification to the Company shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

        Section 5.6     Recapitalization/Reorganization.

        (a)   Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

        (b)   In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Reorganization, but only to the extent the Purchased Shares are at the time covered by such right.

        Section 5.7     Lapse.     The First Refusal Right shall lapse upon the earliest to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination made by the Board that a public market exists for the outstanding shares of Common Stock or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least twenty million dollars ($20,000,000). However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

ARTICLE VI

SPECIAL TAX ELECTION

        The acquisition of the Purchased Shares may result in adverse tax consequences which may be avoided or mitigated by filing an election under Code Section 83(b). Such election must be filed within thirty (30) days after the date of this Agreement. A description of the tax consequences applicable to the acquisition of the Purchased Shares and the form for making the Code Section 83(b) election are set forth in Exhibit II .

OPTIONEE SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE PURCHASED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(b) ELECTION. OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

ARTICLE VII

GENERAL PROVISIONS

        Section 7.1     Assignment.     The Company may assign the Repurchase Right and/or the First Refusal Right to any person or entity selected by the Board, including one or more stockholders of the Company.

        Section 7.2     At Will Employment.     Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

        Section 7.3     Notices.     Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

        Section 7.4     No Waiver.     The failure of the Company in any instance to exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

        Section 7.5     Cancellation of Shares.     If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

        Section 8.1     Optionee Undertaking.     Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

        Section 8.2     Agreement is Entire Contract.     This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

        Section 8.3     Governing Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without resort to that State's conflict-of-laws rules.

        Section 8.4     Counterparts.     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        Section 8.5     Successors and Assigns.     The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Optionee, Optionee's permitted assigns and the legal representatives, heirs and legatees of Optionee's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

         IN WITNESS WHEREOF , the parties have executed this Agreement on the day and year first indicated above.

COMPANY:
The Digital Development Group Corp.
By: _______________________________________
Title:
OPTIONEE:
________________________________ Signature:
_________________________________ Printed Name:
_________________________________ _________________________________ Address:

__________________________________________________________________________________________________________

SPOUSAL ACKNOWLEDGMENT

        The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Company's granting Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Company (or its assigns) to purchase any Purchased Shares in which Optionee is not vested at time of his or her cessation of Service.

OPTIONEE'S SPOUSE
Address:

EXHIBIT I

ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED  ______________________ hereby sell(s), assign(s) and transfer(s) unto The Digital Development Group Corp., a Nevada Corporation (the "Company"), ___________   ( ______________  ) shares of the Common Stock of the Company standing in his or her name on the books of the Company represented by Certificate No. __________________  herewith and do(es) hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:_______________________

Signature:

        Instruction:     Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on the part of Optionee.

EXHIBIT II

FEDERAL INCOME TAX CONSEQUENCES AND SECTION 83(b) TAX ELECTION

        I.      Federal Income Tax Consequences and Section 83(b) Election For Exercise of Non-Statutory Option.     If the Purchased Shares are acquired pursuant to the exercise of a Non-Statutory Option, as specified in the Grant Notice, then under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Exercise Price paid for those shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase the Purchased Shares pursuant to the Repurchase Right. However, Optionee may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of the Agreement. Even if the Fair Market Value of the Purchased Shares on the date of the Agreement equals the Exercise Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as part of this exhibit . FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY OPTIONEE AS THE FORFEITURE RESTRICTIONS LAPSE.

        II.      Federal Income Tax Consequences and Conditional Section 83(b) Election For Exercise of Incentive Option.     If the Purchased Shares are acquired pursuant to the exercise of an Incentive Option, as specified in the Grant Notice, then the following tax principles shall be applicable to the Purchased Shares:

          (i)  For regular tax purposes, no taxable income will be recognized at the time the Option is exercised.

         (ii)  The excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares will be includible in Optionee's taxable income for alternative minimum tax purposes.

        (iii)  If Optionee makes a disqualifying disposition of the Purchased Shares, then Optionee will recognize ordinary income in the year of such disposition equal in amount to the excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Purchased Shares are held prior to the disposition.

        (iv)  For purposes of the foregoing, the term "forfeiture restrictions" will include the right of the Company to repurchase the Purchased Shares pursuant to the Repurchase Right. The term "disqualifying disposition" means any sale or other disposition 1 of the Purchased Shares within two (2) years after the Grant Date or within one (1) year after the exercise date of the Option.

Generally, a disposition of shares purchased under an Incentive Option includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the Optionee's spouse, a transfer into joint ownership with right of survivorship if Optionee remains one of the joint owners, a pledge, a transfer by bequest or inheritance or certain tax-free exchanges permitted under the Code.

         (v)  In the absence of final Treasury Regulations relating to Incentive Options, it is not certain whether Optionee may, in connection with the exercise of the Option for any Purchased Shares at the time subject to forfeiture restrictions, file a protective election under Code Section 83(b) which would limit Optionee's ordinary income upon a disqualifying disposition to the excess of the Fair Market Value of the Purchased Shares on the date the Option is exercised over the Exercise Price paid for the Purchased Shares. Accordingly, such election if properly filed will only be allowed to the extent the final Treasury Regulations permit such a protective election.

        (vi)  The Code Section 83(b) election will be effective in limiting the Optionee's alternative minimum taxable income to the excess of the Fair Market Value of the Purchased Shares at the time the Option is exercised over the Exercise Price paid for those shares.

        Page 2 of the attached form for making the election should be filed with any election made in connection with the exercise of an Incentive Option.

SECTION 83(b) ELECTION

        This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)

The taxpayer who performed the services is:

Name: _________________________

Address: ________________________

________________________________

Taxpayer Ident. No.:_________________________

(2)

The property with respect to which the election is being made is  ___________ shares of the common stock of The Digital Development Group

(3)

The property was issued on  _________________, 20____.

(4)

The taxable year in which the election is being made is the calendar year __________.

(5)

The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the lower of the purchase price paid per share or the fair market value per share, if for any reason taxpayer's service with the issuer terminates. The issuer's repurchase right will lapse in a series of annual and monthly installments over a four (4)-year period ending on  _________________, 20_____.

(6)

The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $__________  per share.

(7)

The amount paid for such property is $______________ per share.

(8)

A copy of this statement was furnished to The Digital Development Group, for whom taxpayer rendered the services underlying the transfer of property.

(9)

This statement is executed on  __________________, 20______.

__________________________ Spouse (if any)	__________________________ Taxpayer

         This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Purchase Agreement. This filing should be made by registered or certified mail, return receipt requested. Optionee must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

        The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section 422 of the Internal Revenue Code (the "Code"). Accordingly, it is the intent of the Taxpayer to utilize this election to achieve the following tax results:

        1.     One purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares.

        2.     Section 421(a)(1) of the Code expressly excludes from income any excess of the fair market value of the purchased shares over the amount paid for such shares. Accordingly, this election is also intended to be effective in the event there is a "disqualifying disposition" of the shares, within the meaning of Section 421(b) of the Code, which would otherwise render the provisions of Section 83(a) of the Code applicable at that time. Consequently, the Taxpayer hereby elects to have the amount of disqualifying disposition income measured by the excess of the fair market value of the purchased shares on the date of transfer to the Taxpayer over the amount paid for such shares. Since Section 421(a) presently applies to the shares which are the subject of this Section 83(b) election, no taxable income is actually recognized for regular tax purposes at this time, and no income taxes are payable, by the Taxpayer as a result of this election. The foregoing election is to be effective to the full extent permitted under the Code.

         THIS PAGE IS TO BE ATTACHED TO ANY SECTION 83(b) ELECTION FILED IN CONNECTION WITH THE EXERCISE OF AN INCENTIVE STOCK OPTION UNDER THE FEDERAL TAX LAWS.

THE DIGITAL DEVELOPMENT GROUP CORP.

STOCK OPTION AGREEMENT

        This Stock Option Agreement (the "Agreement") is attached as Exhibit A to a Notice of Grant of Stock Option (the "Grant Notice"), pursuant to which Optionee has been informed of the basic terms of the option evidenced thereby. Certain capitalized terms used but not otherwise defined herein have the respective meanings specified in the Grant Notice to which this Agreement relates.

RECITALS

        A.    The Board has adopted the Plan for the purpose of retaining the services of selected employees, non-employee members of the Board or the board of directors of any Subsidiary or Affiliate and consultants and other independent advisors in the service of the Company (or any Subsidiary or Affiliate).

        B.    Optionee is to render valuable services to the Company (or a Subsidiary or Affiliate), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of an option to Optionee.

        C.    Those capitalized terms used but not otherwise defined in this Agreement have the respective meanings specified in to the Plan.

        NOW, THEREFORE, it is hereby agreed as follows:

        1.     Grant of Option.     The Company hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of shares of Common Stock subject to the option (the "Option Shares") specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Section 2 at the Exercise Price.

        2.     Option Term.     This option shall expire at the close of business on the Expiration Date or on the date on which the option shall have been exercised in full in accordance with Section 9 hereof (the "Exercise Date"), unless sooner terminated in accordance with Section 5 or 6 hereof.

        3.     Limited Transferability.

        (a)   This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Section 5, be exercised following Optionee's death.

        (b)   If this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's family or to a trust established for the exclusive benefit of one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

        4.     Dates of Exercise.     This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Section 5 or 6.

        5.     Cessation of Service.     The option term specified in Section 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

        (a)   Should Optionee cease to remain in Service for any reason (other than death, Disability or Cause) while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Section 3) shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

        (b)   Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or the laws of inheritance following Optionee's death or to whom the option is transferred during Optionee's lifetime pursuant to a permitted transfer under Section 3 shall have the right to exercise this option. However, if Optionee dies while holding this option and if Optionee has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee's death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the Expiration Date.

        (c)   Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Section 3) shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

        Note:     Exercise of this option on a date later than three (3) months following cessation of Service due to Disability will result in loss of favorable Incentive Option treatment, unless such Disability constitutes a total and permanent disability within the meaning of Section 22(e)(3) of the Internal Revenue Code. In the event that Incentive Option treatment is not available, this option will be taxed as a Non-Statutory Option upon exercise.

        (d)   During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee's cessation of Service, vested pursuant to the Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Section 6. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in one or more Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

        (e)   Should Optionee's Service be terminated for Cause or should Optionee otherwise engage in Cause while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

        6.     Accelerated Vesting.

        (a)   In the event of any Change in Control, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Option Shares as fully vested shares and may be exercised for any or all of those Option Shares as vested shares.

        (b)   This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        7.     Adjustment in Option Shares.     Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

        8.     Stockholder Rights.     The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

        9.     Manner of Exercising Option.

        (a)   In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

          (i)  Execute and deliver to the Company a Purchase Agreement for the Option Shares for which the option is exercised.

         (ii)  Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

        (A)  cash or check made payable to the Company; or

        (B)  a promissory note payable to the Company, but only to the extent authorized by the Plan Administrator in accordance with Section 14.

        (iii)  Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

        (A)  in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

        (B)  to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

        Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Company in connection with the option exercise.

        (iv)  Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

         (v)  Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of applicable securities laws.

        (vi)  Make appropriate arrangements with the Company (or Subsidiary or Affiliate employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

        (b)   As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

        (c)   In no event may this option be exercised for any fractional shares.

        10.      REPURCHASE RIGHTS.     ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE COMPANY AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE AGREEMENT.

        11.     Compliance with Laws and Regulations.

        (a)   The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

        (b)   The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

        12.     Successors and Assigns.     Except to the extent otherwise provided in Sections 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

        13.     Notices.     Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

        14.     Financing.     To the extent permitted by applicable law, the Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares (to the extent such Exercise Price is in excess of the par value of those shares) by delivering a full-recourse promissory note bearing interest at a market rate and secured by those Option Shares. The payment schedule in effect for any such promissory note shall be established by the Plan Administrator in its sole discretion.

        15.     Construction.     This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

        16.     Governing Law.     The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Nevada without resort to that State's conflict-of-laws rules.

        17.     Stockholder Approval.     If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the stockholders, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

        18.     Additional Terms Applicable to an Incentive Option.     In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

        (a)   This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an employee for any reason other than death or Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an employee by reason of Disability.

        (b)   This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Section 18(b) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Change in Control in which this option is not to be assumed or otherwise continued in effect, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

        (c)   Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

EXHIBIT D

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:	___________________________________________
COMPANY:	____________ _______________________________
SECURITIES:	COMMON STOCK OPTION
AMOUNT:	______________________
DATE:	_______________________

        In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

        (a)   The Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Optionee is acquiring these Securities for investment for the Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the " Securities Act ").

        (b)   The Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee's investment intent as expressed herein. In this connection, the Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. The Optionee understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

        (c)   The Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

        In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

        (d)   The Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

        (e)   The Optionee further understands as follows:

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE HOLDER OF THIS STOCK MAY NOT SELL, TRANSFER OR DISPOSE OF THIS OPTION (EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "ACT")) WITHOUT FIRST DELIVERING TO THE COMPANY AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE IN FORM AND SUBSTANCE TO THE COMPANY) THAT NEITHER REGISTRATION NOR QUALIFICATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS REQUIRED IN CONNECTION WITH SUCH TRANSFER.

Signature of Optionee:
______________________________
Date:	___________________	,

The Digital Development Group Corp.

Restricted Stock Award Grant Notice

        The Digital Development Group Corp., a Nevada corporation (the "Company") hereby acknowledges its obligation to award to Participant, on the dates set forth below, that number of shares of the Company's Common Stock set forth below ("Award") if Participant remains employed by the Company as of each such date. This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement and all of the shares issued pursuant to this Award will be issued pursuant to the Company's 2013 Equity Incentive Plan (the "Plan"), all of which are attached hereto and incorporated herein in their entirety.

Participant:	__________________________________
Date of Grant:	_________________________________
Number of Shares Subject to Award:	__________________________________
Consideration:	Participant's Services

        Grant Schedule:                                                                                                                                                                                . All shares that have not been issued shall be issued immediately upon any Termination of Employment (as defined in the Plan) by the Company other than for Cause (as defined in the Plan). In the event that the Participant suffers a Termination of Employment by reason of Death (as defined in the Plan), Disability (as defined in the Plan), Retirement (as defined in the Plan), voluntary termination by Employee, or is terminated by the Company for Cause, the Participant shall not be entitled to the issuance of any shares of Common Stock that have not been previously granted as of the date of such Termination of Employment.

        Additional Terms/Acknowledgements:     The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Notice, the Restricted Stock Award Agreement and the Plan. Participant further acknowledges that as of the date hereof, this Restricted Stock Award Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

Other Agreements: ______________________________________________________________________________________

         PARTICIPANT ACKNOWLEDGES AND AGREES THAT HE OR SHE HAS NO RIGHTS TO ACQUIRE COMMON STOCK OF THE COMPANY, AND THE COMPANY HAS NOT MADE ANY PROMISES TO ISSUE COMMON STOCK TO PARTICIPANT, EXCEPT AS SET FORTH IN THIS RESTRICTED STOCK AWARD NOTICE AND IN THE OTHER AGREEMENTS (IF ANY).

Participant:
By:	_____________________________ Signature	____________________________________ Signature
Title:	______________________________	Date:	________________
Date	________________________

        Attachments:     Restricted Stock Award Agreement and 2013 Equity Incentive Plan.

__________________________________________________________________________________________________________

Attachment I

RESTRICTED STOCK AWARD AGREEMENT

__________________________________________________________________________________________________________

Attachment II

THE DIGITAL DEVELOPMENT GROUP CORP., 2013 EQUITY INCENTIVE PLAN

THE DIGITAL DEVELOPMENT GROUP CORP.

Restricted Stock Award Agreement

        Pursuant to the Restricted Stock Award Grant Notice ("Grant Notice") to which this Restricted Stock Award Agreement is attached as Attachment I (this "Agreement;" and together with the Grant Notice, the "Award") and in consideration for services rendered or to be rendered to The Digital Development Group, (the "Company"), the Company acknowledges its understanding and agreement to issue to you, under its 2013 Equity Incentive Plan (the "Plan"), that number of shares of the Company's Common Stock specified in the Grant Notice in accordance with the Grant Schedule. Capitalized terms used but not defined terms in this Agreement shall have the meaning ascribed to them in the Plan.

        The details of your Award are as follows:

         1.    Grants.     Subject to the limitations contained herein, your right to receive future issuances of the Company's Common Stock will survive as provided in the Grant Notice, provided that all rights under the Award will cease upon your Termination of Employment.

         2.    Securities Law Compliance.     You may not be issued any shares under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

         3.    Restrictions on Transfer.

         (a)    You agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, pledge, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you under the Award, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act (or such longer period, not to exceed eighteen (18) days after expiration of the one hundred eighty (180) day period, as the Company or the underwriters shall request in order to facilitate compliance with FINRA Rule 2711).

         (b)    You agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of underwriters of Common Stock of the Company, you shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such lock-up period.

         4.    Changes In Capitalization.     The number of shares of the Company's Common Stock that shall be issued pursuant to the Award shall be proportionately adjusted for any increase or decrease in the Company's Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Company's Common Stock, or any other increase or decrease in the number of issued shares of the Company's Common Stock effected without receipt or consideration by the Company. Such adjustments shall be made by the Company's Board of Directors, whose determination in that respect shall be final, binding and conclusive.

         5.    Change in Control.     The stock grants contemplated by the Award shall accelerate upon a Change of Control so that all stock that is to be issued pursuant to the Award shall, immediately prior to the effective date of the Change of Control, be issued to you. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise changes its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         6.    Restrictive Legends.     The shares issued under your Award shall be endorsed with the legends set forth below or legends substantially equivalent thereto, as determined by the Company it its sole discretion, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF ______________, 2012, BETWEEN THE COMPANY AND THE HOLDER OF THIS STOCK.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE HOLDER OF THIS STOCK MAY NOT SELL, TRANSFER OR DISPOSE OF THIS STOCK (EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "ACT")) WITHOUT FIRST DELIVERING TO THE COMPANY AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE IN FORM AND SUBSTANCE TO THE COMPANY) THAT NEITHER REGISTRATION NOR QUALIFICATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS REQUIRED IN CONNECTION WITH SUCH TRANSFER.

         7.    Award not a Service Contract.     Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an Affiliate.

         8.    Not a Service Contract.     Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment

         9.    Withholding Obligations.

         (a)    At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

         (b)Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

         10.    Rights as a Shareholder.     Until the Common Stock underlying this Award has been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the stock to be issued in Future Grants.

         11.    Limitation on Change in Control Payments.     If (i) there is an acceleration of the stock grants contemplated by the Award (as provided in Section 5), (ii) such acceleration could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) such payment together with any other payments which you have the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the number of shares subject to acceleration under Section 5 hereof will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

         12.    Notices.     Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

         13.    Miscellaneous.

         (a)    The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

         (b)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

         (c)    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

         (d)    The interpretation, performance and enforcement of this Award shall be governed by the laws of the State of Nevada without resort to that State's conflict-of-laws rules.

         14.    Governing Plan Document.     Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

THE DIGITAL DEVELOPMENT GROUP CORP.

NONSTATUTORY STOCK OPTION AGREEMENT

        This Non-Statutory Stock Option Agreement (this "Agreement") is made as of  _____________, 2012 (the "Effective Date"), between The Digital Development Group Corp., a Nevada corporation (the "Company"), and  _______________________________ ("Optionee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in Section II(15) of this Agreement.

RECITALS

        A.    On the Effective Date, the Board of Directors of the Company (the "Board") granted Optionee an option to purchase shares of the Company's Common Stock conditioned upon the Optionee's provision of Services to the Company.

        B.    Optionee was notified of the option granted by the Board and the Company's internal records have reflected the option grant to Optionee.

        C.    The Company and Optionee did not enter into a written agreement evidencing the issuance of the option and are entering into this Agreement for the purpose of memorializing the understanding of the parties as of the Effective Date.

        D.    The Company and Optionee have agreed to the terms and conditions of, and desire to document the prior grant pursuant to, this Agreement.

        NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the parties agree as follows:

I.      STOCK OPTION GRANT

        1.     Grant of Option.     The Company hereby acknowledges and confirms that, as of the Effective Date, Optionee was granted an option (the "Option") to purchase the number of shares set forth below, at the exercise price per share set forth below (the "Exercise Price"), which exercise price was the fair market value of the Common Stock as of the Effective Date, and subject to the terms and conditions of this Agreement.

Date of Grant:	___________________
Vesting Commencement Date:	___________________
Exercise Price:	$__________ per share
Total Number of Shares Granted (the "Option Shares")	___________________
Type of Option:	Nonstatutory Stock Option
Expiration Date:	__________________

        2.     Vesting Schedule.     This Option Shares were initially unvested and became or shall become vested and exercisable, in whole or in part, according to the following vesting schedule:

II.    TERMS AND CONDITIONS OF OPTION

        1.     Exercise of Option.

        (a)    Right to Exercise.     This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in Section I and with the applicable provisions of this Agreement.

        (b)    Conditions for Exercise; Rights as a Stockholder.     The Option may not be exercised for a fraction of a share of the Company's Common Stock. Until the shares underlying the Option are purchased by Optionee and issued by the Company (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Option Shares. Should any change be made to the Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, combination of stock, exchange of stock or other change affecting the Company's Common Stock without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this Option, and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

        (c)    Method of Exercise.     In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee must take the following actions:

          (i)  Execute and deliver to the Company the exercise notice (the "Exercise Notice") attached hereto as

Exhibit A .

         (ii)  Pay the aggregate Exercise Price for the purchased shares in one of the following forms: (A) by cash or check made payable to the Company, or (B) should the Common Stock be registered under Section 12 of the Securities Exchange Act of 1934 at the time the option is exercised, then the Exercise Price may also be paid through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) concurrently provides irrevocable instructions (y) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (z) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

        (iii)  Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise this Option.

        (iv)  If requested by the Company, execute and deliver to the Company the Investment Representation Statement attached hereto as Exhibit B .

         (v)  Make appropriate arrangements with the Company for the satisfaction of all applicable income and employment tax withholding requirements applicable to the exercise of the Option.

        (d)    Certificates.     As soon as practical after the Company receives the Exercise Notice, the Company shall issue to or on behalf of Optionee (or any other person exercising this Option) a certificate for the requisite number of shares of Common Stock, with the appropriate legends affixed thereto.

        (e)    Exercise as to Vested Shares.     The Option may be exercised as to vested Option Shares only.

        2.     Cessation of Service.     The Option shall terminate (and cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

        (a)   Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while this Option is outstanding, then Optionee (or any person or persons to whom this Option is transferred pursuant to a permitted transfer under Section II(3)) shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date.

        (b)   Should Optionee die while this Option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the Option is transferred pursuant to Optionee's will or the laws of inheritance following Optionee's death or to whom the Option is transferred during Optionee's lifetime pursuant to a permitted transfer under Section II(3) shall have the right to exercise this Option. However, if Optionee dies while holding this Option and if Optionee has an effective beneficiary designation in effect for this Option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this Option following Optionee's death. Any such right to exercise this Option shall lapse, and this Option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the Expiration Date.

        (c)   Should Optionee cease Service by reason of Disability while this Option is outstanding, then Optionee (or any person or persons to whom this Option is transferred pursuant to a permitted transfer under Section II(3)) shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this Option. In no event shall this Option be exercisable at any time after the Expiration Date.

        (d)   During the limited period of post-Service exercisability, this Option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee's cessation of Service, vested pursuant to the Vesting Schedule or the special vesting acceleration provisions of Section II(4). Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any vested Option Shares for which the Option has not been exercised. To the extent Optionee is not vested in one or more Option Shares at the time of Optionee's cessation of Service, this Option shall immediately terminate and cease to be outstanding with respect to such Option Shares.

        (e)   Should Optionee's Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this Option is outstanding, then this Option shall terminate immediately and cease to remain outstanding and Optionee shall have no right to exercise vested or unvested Option Shares.

        3.     Limited Transferability of Options.     This Option shall neither be transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this Option, and this Option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding this Option. Such beneficiary or beneficiaries shall take the transferred Option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this Option may, pursuant to Section II(2), be exercised following Optionee's death.

        4.     Accelerated Vesting.

        (a)   In the event of any Change in Control, the Option Shares at the time subject to this Option but not otherwise vested shall automatically vest in full so that this Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Option Shares as fully vested shares and may be exercised for any or all of those Option Shares as vested shares.

        (b)   This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        5.     Tax Obligations: Withholding Taxes.     The Optionee agrees to make appropriate arrangements with the Company for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver shares if such withholding amounts are not delivered at the time of exercise.

        6.     Lock-Up Period.     The Optionee hereby agrees that the Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company (other than those included in or acquired after such registration) or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by the Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such longer period, not to exceed eighteen (18) days after expiration of the one hundred eighty (180) day period, as the Company or the underwriters shall request in order to facilitate compliance with FINRA Rule 2711).

       7.     The Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such lock-up period. The Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section.

        8.     Restrictions on Exercise.     This Option may not be exercised if the issuance of shares upon exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval has not been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

        9.     Term of Option.     If not earlier terminated pursuant to other provision of this Agreement, the Option will terminate on the Expiration Date and may not be exercised thereafter.

        10.     At-Will Employment.     Nothing in this Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

        11.     Successors and Assigns.     The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

        12.     Notices.     Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line hereto. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

        13.     Governing Law.     The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Nevada without resort to that State's conflict-of-laws rules.

        14.     Definition of Change in Control.     For purposes of this Agreement, a "Change in Control" shall mean the happening of any of the following events:

        (a)   An acquisition by any individual, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 33 1 / 3 % or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section II(14), or (5) any Change in Control triggered solely because the percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities held by any Person (the "Subject Person") exceeds the designated percentage threshold thereof as a result of a repurchase or other acquisition of securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur; or

        (b)   A change in the composition of the Board such that the individuals who, as of the date of this Agreement, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section II(14)(b) that any individual who becomes a member of the Board subsequent to the date of this Agreement, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

        (c)   Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

        (d)   The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur.

        (e)   The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

        15.     Additional Definitions.     Definitions for this Agreement are as follows:

        (a)   "Agreement" has the meaning set forth in the preface above.

        (b)   "Applicable Law" means the requirements relating the issuance and exercise of stock options under federal and state corporate laws, federal and state securities laws, the Internal Revenue Code of 1986, as amended, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where the Optionee resides at the time of exercise.

        (c)   "Common Stock" means the Company's Common Stock, $.001 par value.

        (d)   "Company" has the meaning set forth in the preface above.

        (e)   "Change of Control" has the meaning set forth in Section II(14) above.

        (f)    "Corporate Transaction" has the meaning set forth in Section II(14)(c) above.

        (g)   "Disability" shall mean that the Optionee has been unable to perform his or her Company duties as the result of his or her incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Optionee or the Optionee's legal representative (such agreements to acceptability not to be unreasonably withheld).

        (h)   "Employee" means an individual who is in the employ of the Company, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        (i)    "Exercise Notice" has the meaning set forth in Section II(1)(c)(i) above.

        (j)    "Exercise Price" has the meaning set forth in Section I(1) above.

        (k)   "Expiration Date" has the meaning set forth in Section I(1) above.

        (l)    "Incumbent Board" has the meaning set forth in Section II(14)(b) above.

        (m)  "Misconduct" shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Optionee, (ii) any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company, (iii) conviction of the Optionee for committing a felony under federal law or the law of the state in which such action occurred, (iv) illegal drug use or alcohol abuse on Company premises or at a Company sponsored event, (v) intentional, material violation by the Optionee of any contract between the employee and the Company or of any statutory duty of the Optionee to the Company, or (vi) any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Company.

        (n)   "Option" has the meaning set forth in Section I(1) above.

        (o)   "Optionee" has the meaning set forth in the preface above.

        (p)   "Option Shares" or means the Shares subject to the Option.

        (q)   "Outstanding Company Common Stock" has the meaning set forth in Section II(14)(a) above.

        (r)   "Outstanding Company Voting Securities" has the meaning set forth in Section II(14)(a) above.

        (s)   "Person" has the meaning set forth in Section II(14)(a) above.

        (t)    "Service" or "Services" means the Optionee's performance of services for the Company in the capacity of an Employee, a non-employee member of the Board of Directors or a consultant or independent advisor.

        (u)   "Subject Person" has the meaning set forth in Section II(14)(a) above.

        (v)   "Vesting Commencement Date" has the meaning set forth in Section I(1) above.

         IN WITNESS WHEREOF , the parties have executed this Agreement this ____  day of  __________________, 2012, to be effective as of the Effective Date.

OPTIONEE		__________________________
_______________________________		______________________________
By:	____________________________	By:	____________________________
		Its:	____________________________
_________________________________
_________________________________ Residence Address

EXHIBIT A

NONSTATUTORY STOCK OPTION AGREEMENT

EXERCISE NOTICE

The Digital Development Group Corp.

Attention: Secretary

        1.     Exercise of Option.     Effective as of today,  ___________________, _________, the undersigned (the "Optionee") hereby elects to exercise the Optionee's option to purchase ___________  shares of the Common Stock (the "Shares") of ____________ (the "Company") under and pursuant to the Nonstatutory Stock Option Agreement dated _______________ (the "Agreement").

        2.     Delivery of Payment.     The Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Agreement, and any and all withholding taxes due in connection with the exercise of the Option (as defined in the Agreement).

        3.     Representations of Optionee.     The Optionee acknowledges that the Optionee has received, read and understood the Agreement and agrees to abide by and be bound by its terms and conditions.

        4.     Rights as Stockholder.     Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to shares not yet exercised. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Agreement.

        5.     Tax Consultation.     The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee's purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.

        6.     Restrictive Legends and Stop-Transfer Orders.

        (a)     Legends.     The Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

        (b)     Stop-Transfer Notices.     The Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

        (c)     Refusal to Transfer.     The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        7.     Successors and Assigns.     The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

        8.     Governing Law; Severability.     This Exercise Notice is governed by and construed in accordance with the laws of the State of Nevada without resort to that State's conflict-of-laws rules.

        9.     Entire Agreement.     The Agreement is incorporated herein by reference. This Exercise Notice, the Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and the Optionee.

Submitted by:	Accepted by:
OPTIONEE	The Digital Development Group Corp.
________________________________ Signature	_________________________________ By
________________________________ Print Name	_________________________________ Title
Address:
________________________________	Date Received: ___________________

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:	___________________________________________
COMPANY:	____________ _______________________________
SECURITIES:	COMMON STOCK
AMOUNT:	______________________
DATE:	_______________________

        In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

        (a)   The Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Optionee is acquiring these Securities for investment for the Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the " Securities Act ").

        (b)   The Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee's investment intent as expressed herein. In this connection, the Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. The Optionee understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

        (c)   The Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

        In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

        (d)   The Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:
______________________________
Date:	___________________